UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


            Date of Report (Date of earliest reported): June 7, 2005


                            DEEP WELL OIL & GAS, INC.
               (Exact name of registrant as specified in charter)

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
   Nevada                          000-24012                     13-3087510
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(State or other jurisdiction       (Commission                      (IRS
Employer of incorporation)         File Number)              Identification No.)
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         Stewart Green SW, Suite 3175, Calgary, Alberta, Canada T3H 3C8
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (403) 686-6104


                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement;
Item 2.01 Completion of Acquisition or Disposition of Assets; and
Item 3.02 Unregistered Sales of Equity Securities.

         On June 7, 2005, Deep Well Oil & Gas, Inc. (the "Company") completed the acquisition of 6,069,625 shares of common stock, representing 100% of the outstanding common stock of Northern Alberta Oil Ltd., formerly known as Mikwec Energy Canada Ltd., ("Mikwec") pursuant to an Exchange Agreement, dated as of July 8, 2004, between the Company, Mikwec and certain shareholders of Mikwec, as amended by that certain amending agreement dated April 25, 2005 (collectively, the "Agreements"). In addition to the common stock of Mikwec, the Company was granted options to acquire 337,500 shares of preferred stock of Mikwec and the preferred stockholders of Mikwec have the ability to require the Company to acquire such shares.

         In accordance with the terms of the Agreements, common stockholders of Mikwec received three (3) shares of the Company's common stock for each one (1) share of Mikwec's common stock and preferred stockholders of Mikwec will receive thirty (30) shares of the Company's common stock for each one (1) share of Mikwec's preferred stock held by such stockholders.

         The parties to the Agreements have waived certain conditions to the closing and are still delivering other documentation required by the Agreements, which are not expected to have a material effect upon the Company's acquisition of Mikwec's common stock. The Agreements contained various conditions to closing, specific representations by the parties, and was subject to due diligence of the parties. The Company deems all conditions to the closing to be materially satisfied and Mikwec's management has advised us that the foregoing have been satisfied.

         In connection with the foregoing transaction, no change in the Company's voting control has occurred and there was no change in the Company's Board of Directors. Upon delivery of the shares of the Company to the common shareholders of Mikwec, the Company shall have approximately 51,320,343 shares of its common stock outstanding.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
      To be filed.

(b) Pro forma financial information.
      To be filed.

(c)  Exhibits


Exhibit
Number                           Description
--------------------------------------------------------------------------------
10.1 Exchange Agreement, dated as of July 8, 2004 (incorporated by reference to the exhibit to the Form 8-K filed on November 5, 2004).
10.2        Form of Amending Agreement, dated as of April 25, 2005.
10.3        Form of Termination, Option and Put Agreement.
99.1        Press Release of Deep Well Oil & Gas, Inc., dated June 10, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     DEEP WELL OIL & GAS, INC.


Date:  June 10, 2005                                 /s/ Steven Gawne
                                                     ---------------------------
                                                     Steven Gawne, President

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